SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 7, 2005 (February 7, 2005)

Mission Resources Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-09498	76-0437769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Lamar

Suite 1455

Houston, Texas 77010-3039

(Address and Zip Code of Principal Executive Offices)

(713) 495-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the information presented under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended ( the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Representatives of Mission Resources Corporation (“MSSN”) intend to make a presentation at 1:55 p.m. Eastern standard time on Tuesday, February 8, 2005 at the Independent Petroleum Association of America’s (“IPAA”) Small Cap Oil and Gas Investment Symposium, in Palm Beach, FL.

We are furnishing herewith data being presented by certain of our executive officers on February 8, 2005 at the IPAA Small Cap Oil and Gas Investment Symposium. Beginning at 1:55 p.m. Pacific standard time on Tuesday, February 8, 2005 an audio webcast of their remarks and accompanying graphic presentation will be made available under the Investor Relations —Presentations/Events section of our website at www.mrcorp.com.

MSSN does not undertake to update the information as posted on its website; however, it may post additional information included in future press releases and Forms 8-K, as well as posting its periodic Exchange Act reports.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibit 99.1 – Presentation dated February 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION RESOURCES CORPORATION

Date:	February 7, 2005	By:	/s/ ANN KAESERMANN
		Name:	Ann Kaesermann
		Title:	Vice President – Accounting & Investor Relations, CAO